EXHIBIT 99.1

PennantPark Investment Corporation Announces 8.1% Increase of Its Quarterly Distribution to $0.20 per Share and Financial Results for the Quarter Ended March 31, 2023

Miami, FL — (GLOBE NEWSWIRE May 10, 2023) — PennantPark Investment Corporation (NYSE: PNNT) announced today its financial results for the second quarter ended March 31, 2023.

HIGHLIGHTS

Quarter ended March 31, 2023 (unaudited)

($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)	$1,132.5
Net assets	$495.7
GAAP net asset value per share	$7.60
Quarterly decrease in GAAP net asset value per share	(1.4)%
Adjusted net asset value per share (2)	$7.44
Quarterly decrease in adjusted net asset value per share (2)	(2.1)%

Credit Facility	$362.3
2026 Notes	$147.2
2026-2 Notes	$161.8
Regulatory Debt to Equity	1.43x
Weighted average yield on debt investments at quarter-end	12.1%

Operating Results:
Net investment income	$16.6
Net investment income per share	$0.26
Non-core income per share	$(0.05)
Core net investment income per share (3)	$0.21
Distributions declared per share	$0.185

Portfolio Activity:
Purchases of investments	$58.3
Sales and repayments of investments	$114.2

PSLF Portfolio data:
PSLF investment portfolio	$747.6
Purchases of investments	$38.5
Sales and repayments of investments	$24.9

1.
Includes investments in PennantPark Senior Loan Fund, LLC, or PSLF, an unconsolidated joint venture, totaling $148.7 million, at fair value.
2.
This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance excluding the impact of $10.2 million, or $0.16 per share, unrealized gain on our multi-currency, senior secured revolving credit facility with Truist Bank, as amended, the “Credit Facility." The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
3.
Core net investment income ("Core NII") is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding one-time or non-recurring investment income and expenses. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. For the quarter ended March 31, 2023, Core NII excluded; i) $3.1 million of accelerated amortization income associated with the early repayment of one of our loans; ii) a non-recurring dividend of $0.6 million from PennantPark-TSO Senior Loan Fund II, LP; and iii) and an addback of $0.6 million of incentive fee expense.

CONFERENCE CALL AT 12:00 P.M. EST ON MAY 11, 2023

PennantPark Investment Corporation (“we,” “our,” “us” or the “Company”) will also host a conference call at 12:00 p.m. (Eastern Time) on Thursday, May 11, 2023 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (888) 256-1007 approximately 5-10 minutes prior to the call. International callers should dial (929) 477-0448. All callers should reference conference ID #7357887 or PennantPark Investment Corporation. An archived replay will also be available on a webcast link located on the Quarterly Earnings page Investor section of PennantPark’s website.

INCREASE OF QUARTERLY DISTRIBUTION TO $0.20 PER SHARE

On May 9, 2023, the Company declared a distribution of $0.20 per share, an increase of 8.1% from the most recent distribution. The distribution is payable on July 3, 2023 to stockholders of record as of June 15, 2023 and is expected to be paid from taxable net investment income. The final tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year and in the Company’s periodic report filed with the Securities and Exchange Commission.

“We are pleased to announce another increase in our quarterly dividend, which is well covered by our net investment income,” said Arthur Penn, Chairman and CEO. “We are positioned to capture this excellent vintage of investments, which we believe will continue to enhance our earnings over time.”

PORTFOLIO AND INVESTMENT ACTIVITY

PennantPark Investment Corporation

As of March 31, 2023, our portfolio totaled $1,132.5 million, which consisted of $648.4 million of first lien secured debt, $111.3 million of second lien secured debt, $147.9 million of subordinated debt (including $95.4 million in PSLF) and $224.9 million of preferred and common equity (including $53.4 million in PSLF). Our debt portfolio consisted of 96% variable-rate investments and 4% fixed-rate investments. As of March 31, 2023, we had one portfolio company on non-accrual, representing 1.0% and zero of our overall portfolio on a cost and fair value basis, respectively. As of March 31, 2023, the portfolio had net unrealized depreciation of $32.1 million. Our overall portfolio consisted of 135 companies with an average investment size of $8.4 million, and a weighted average yield on interest bearing debt investments of 12.1%.

As of September 30, 2022, our portfolio totaled $1,226.3 million and consisted of $631.0 million of first lien secured debt, $129.9 million of second lien secured debt, $141.3 million of subordinated debt (including $88.0 million in PSLF) and $324.1 million of preferred and common equity (including $51.1 million in PSLF). Our interest bearing debt portfolio consisted of 96% variable-rate investments and 4% fixed-rate investments. As of September 30, 2022, we had one portfolio company on non-accrual, representing 1% and zero percent of our overall portfolio on a cost and fair value basis, respectively. As of September 30, 2022, the portfolio had net unrealized depreciation of $71.0 million. Our overall portfolio consisted of 123 companies with an average investment size of $10.1 million, and a weighted average yield on interest bearing debt investments of 10.8%.

For the three months ended March 31, 2023, we invested $58.3 million in six new and 34 existing portfolio companies with a weighted average yield on debt investments of 11.8%. For the three months ended March 31, 2023, sales and repayments of investments totaled $106.2 million. For the six months ended March 31, 2023, we invested $144.5 million in 12 new and 64 existing portfolio companies with a weighted average yield on debt investments of 11.5%. For the six months ended March 31, 2023, sales and repayment totaled $144.8 million.

For the three months ended March 31, 2022, we invested $178.0 million in eight new and 29 existing portfolio companies with a weighted average yield on debt investments of 7.2%. Sales and repayments of investments for the three months ended March 31, 2022 totaled $405.5 million. For the six months ended March 31, 2022, we invested $473.1 million in 24 new and 59 existing portfolio companies with a weighted average yield on debt investments of 7.8%. Sales and repayment of investments for the six months ended March 31, 2022 totaled $537.7 million.

PennantPark Senior Loan Fund, LLC

As of March 31, 2023, PSLF’s portfolio totaled $747.6 million, consisted of 86 companies with an average investment size of $8.7 million and had a weighted average yield on debt investments of 11.3%.

As of September 30, 2022, PSLF’s portfolio totaled $730.1 million, consisted of 80 companies with an average investment size of $9.1 million and had a weighted average yield on debt investments of 9.4%.

For the three months ended March 31, 2023, PSLF invested $38.5 million (of which $18.4 were purchased from the Company) in one new and one existing portfolio company with a weighted average yield on debt investments of 11.6%. PSLF’s sales and repayments of investments for the same period totaled $24.9 million. For the six months ended March 31, 2023, PSLF invested $55.3 million (of which $18.4 million was purchased from the Company) in eight new and five existing portfolio companies with a weighted average yield on debt investments of 11.5%. PSLF's sales and repayments of investments for the same period totaled $33.9 million.

For the three months ended March 31, 2022, PSLF invested $27.4 million (of which $11.5 million was purchased from the Company) in six new and two existing portfolio companies with a weighted average yield on debt investments of 7.5%. PSLF’s sales and repayments of investments for the same period totaled $2.3 million. For the six months ended March 31, 2022, PSLF invested $78.1 million (of which $59.6 million was purchased from the Company) in 15 new and two existing portfolio companies with a weighted average yield on debt investment of 7.5%. PSLF's sales and repayments of investments for the same period totaled $37.9 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations during the three and six months ended March 31, 2023 and 2022.

Investment Income

For the three and six months ended March 31, 2023, investment income was $36.3 million and $66.3 million, respectively, which was attributable to $26.8 million and $48.6 million from first lien secured debt, $3.7 million and $7.4 million from second lien secured debt, $2.2 million and $1.1 million from subordinated debt and $4.8 million from preferred and common equity, respectively. For the three and six months ended March 31, 2022, investment income was $24.3 million and $52.7 million, respectively, which was attributable to $14.5 million and $34.6 million from first lien secured debt, $6.3 million and $10.8 million from second lien secured debt, $0.4 million and $2.3 million from subordinated debt and $3.1 million and $4.9 million from preferred and common equity, respectively. The increase in investment income was primarily due to the increase in the cost yield of our debt portfolio compared to the same periods in the prior year.

Expenses

For the three and six months ended March 31, 2023, expenses totaled $19.7 million and $39.3 million, respectively and were comprised of; $10.6 million and $20.3 million of debt related interest and expenses, $4.0 million and $8.6 million of base management fees, $3.5 million and $5.7 million of incentive fees, $1.1 million and $2.2 million of general and administrative expenses and $0.5 million and $2.5 million of provision for excise taxes. For the three and six months ended March 31, 2022, expenses totaled $12.7 million and $28.5 million, respectively, and were comprised of; $6.5 million and $13.4 million of debt related interest and expenses, $5.0 million and $10.1 million of base management fees, zero, and $2.7 million of incentive fees, $1.0 million and $1.9 million of general and administrative expenses and $0.2 million and $0.4 million of provision for excise taxes, respectively. The increase in expenses was primarily due to the increase in financing costs of our liabilities debt compared to the same periods in the prior year.

Net Investment Income

For the three and six months ended March 31, 2023, net investment income totaled $16.6 million, and $27.0 million, , or $0.26 and $0.41 per share, respectively. For the three and six months ended March 31, 2022, net investment income totaled $11.7 million, or $0.18 per share, and $24.2 million and $0.36 per share. The increase in net investment income was primarily due to an increase in investment income partially offset by an increase in expenses compared to the same periods in the prior year.

Net Realized Gains or Losses

For the three and six months ended March 31, 2023, net realized gains (losses) totaled $(148.7) million and $(144.7) million, respectively. For the three and six months ended March 31, 2022 net realized gains (losses) totaled $136.6 million and $108.9 million, respectively. The change in net realized gains or losses was primarily due to changes in the market conditions of our investments and the values at which they were realized compared to the same periods in the prior year.

Unrealized Appreciation or Depreciation on Investments and Debt

For the three and six months ended March 31, 2023, we reported net change in unrealized appreciation (depreciation) on investments of $135.4 million and $43.8 million, respectively. For the three and six months ended March 31, 2022, we reported net change in unrealized appreciation (depreciation) on investments of $(151.5) million and $(104.7) million, respectively. As of March 31, 2023 and September 30, 2022, our net unrealized appreciation (depreciation) on investments totaled $(32.1) million and $(75.7) million, respectively. The net change in unrealized appreciation or depreciation on investments compared to the same period in the prior year was primarily due to the operating performance of the portfolio companies within the portfolio and changes in the capital market conditions of our investments.

For the three and six months ended March 31, 2023, our credit facility with Truist (the "Credit Facility") had a net change in unrealized (appreciation) depreciation of $1.5 million and $5.9 million, respectively. For the three and six months ended March 31, 2022, the Credit Facility had a net change in unrealized (appreciation) depreciation of $1.3 million and $0.3 million, respectively. As of March 31, 2023 and September 30, 2022, the net unrealized (appreciation) depreciation on the Credit Facility totaled $15.2 million and $9.2 million, respectively. The net change in unrealized appreciation or depreciation compared to the same periods in the prior year was primarily due to changes in the capital markets.

Net Increase (Decrease) in Net Assets Resulting from Operations

For the three and six months ended March 31, 2023, the net increase (decrease) in net assets resulting from operations totaled $4.9 million, and $(67.0) million, or $0.07 per share, and $(1.03) per share, respectively. For the three and six months ended March 31, 2022, the net increase (decrease) in net assets resulting from operations totaled $3.2 million and $28.7 million, or $0.05 and $0.43 per share, respectively. The increase or decrease in the net assets resulting from the operations compared to the same periods in the prior year was primarily due to an increase in realized loss.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from cash flows from operations, including income earned, proceeds from investment sales and repayments and proceeds of securities offerings and debt financings. Our primary use of funds from operations includes investments in portfolio companies and payments of interest expense, fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives and operations.

As of March 31, 2023 and September 30, 2022, we had $377.4 million and $385.9 million, in outstanding borrowings under the Credit Facility, respectively and the weighted average interest rate of 7.1% and 5.3%, respectively. As of March 31, 2023 and September 30, 2022, we had $122.6 million and $114.1 million of unused borrowing capacity under the Credit Facility, respectively, subject to leverage and borrowing base restrictions.

As of March 31, 2023 and September 30, 2022, we had cash and cash equivalents of $63.1 million and $52.7 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to allows us to effectively operate our business.

For the six months ended March 31, 2023, our operating activities provided cash of $59.3 million and our financing activities used cash of $49.0 million. Our operating activities used cash primarily to fund our investment activities and our financing activities used cash primarily to fund repayments under the Credit Facility and SBA debentures.

For the six months ended March 31, 2022, our operating activities provided cash of $89.8 million, and our financing activities used cash of $83.9 million. Our operating activities provided cash primarily from proceeds from fund our investment activities and our financing activities used cash primarily to fund repayments under the Credit Facility.

SHARE REPURCHASE PROGRAM

On February 9, 2022, we announced a share repurchase program which allowed us to repurchase up to $25 million of our outstanding common stock in the open market at prices below our net asset value as reported in our then most recently published consolidated financial statements. The program expired on March 31, 2023. During the three months ended March 31, 2023, we did not make any repurchases of our common shares. During the three months ended March 31, 2022, we repurchased 913,454 shares of common stock in open market transactions for an aggregate cost (including transaction costs) of $7.1 million.

RECENT DEVELOPMENTS

On April 18, 2023, Dominion Voting Systems ("Dominion") and Fox News Network ("Fox News") agreed to settle the defamation lawsuit filed by Dominon against Fox News. As part of the settlement Fox News agreed to pay Dominion $787.5 million. Dominion is a portfolio company of PNNT, which holds a minority equity interest in the company. While Dominion may retain some of the settlement proceeds for corporate purposes, the company communicated its intention to distribute a substantial amount portion of the proceeds, net of estimated taxes and expenses, to its equity holders and PNNT's portion is estimated to be approximately $12 million. The timing and amount of any distribution is uncertain and subject to change.

Guy Talarico resigned as the Company's Chief Compliance Officer, effective as of the close of business on May 9, 2023. Mr. Talarico's resignation is not a result of any disagreement with the Company's operations, policies, practices or accounting matters. On May 9, 2023, the Company's Board of Directors appointed Frank Galea as Chief Compliance Officer of the Company, effective as of the close of business on May 9, 2023.

DISTRIBUTIONS

During the three and six months ended March 31, 2023, we declared distributions of $0.185 and $0.35 per share, for total distributions of $12.1 million and $22.8 million, respectively. For the three and six months ended March 31, 2022, we declared distributions of $0.14 per share, and $0.26 per share, for total distributions of $9.4 million and $17.4 million, respectively. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its Quarterly report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(In thousands, except share data)

	March 31, 2023 (Unaudited)	September 30, 2022
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$876,705 and $882,513 respectively)	$879,572	$932,155
Non-controlled, affiliated investments (cost— $54,813 and $37,612, respectively)	51,807	34,760
Controlled, affiliated investments (cost— $233,082 and $381,904, respectively)	201,132	259,386
Total of investments (cost—$1,164,600 and $1,302,029, respectively)	1,132,511	1,226,301
Cash and cash equivalents (cost—$63,105 and $52,844, respectively)	63,135	52,666
Interest receivable	4,419	3,593
Receivable for investments sold	—	29,494
Distributions receivable	4,834	2,420
Prepaid expenses and other assets	12,036	4,036
Total assets	1,216,935	1,318,510
Liabilities
Distributions payable	12,067	9,784
Payable for investments purchased	15,149	—
Credit Facility payable, at fair value (cost—$377,420 and $385,920, respectively)	362,268	376,687
2026 Notes payable, net (par—$150,000, respectively)	147,218	146,767
2026 Notes-2 payable, net (par—$165,000, respectively)	161,800	161,373
SBA Debentures payable, net (par—$20,000, respectively)	—	19,686
Base management fee payable	4,040	4,849
Incentive fee payable	3,530	—
Interest payable on debt	6,093	6,264
Accrued other expenses	9,055	6,639
Deferred tax liability	—	896
Total liabilities	721,220	732,945
Commitments and contingencies
Net assets
Common stock, 65,224,500 shares issued and outstanding, Par value $0.001 per share and 100,000,000 shares authorized	65	65
Paid-in capital in excess of par value	748,169	748,169
Accumulated deficit	(252,519)	(162,669)
Total net assets	$495,715	$585,565
Total liabilities and net assets	$1,216,935	$1,318,510
Net asset value per share	$7.60	$8.98

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

	Three Months Ended March 31, (Unaudited)		Six Months Ended March 31, (Unaudited)
	2023	2022	2023	2022
Investment income:
From non-controlled, non-affiliated investments:
Interest	$26,759	$14,543	$48,990	$30,083
Payment-in-kind	24	996	24	3,406
Dividend Income	1,131	—	1,131	—
Other income	346	2,612	833	6,803
From non-controlled, affiliated investments:
Interest	81	—	81	—
From controlled, affiliated investments:
Interest	3,648	2,343	6,506	4,609
Payment-in-kind	658	1,425	1,789	3,551
Other Income	3,702	2,420	6,958	4,235
Total investment income	36,349	24,339	66,312	52,687
Expenses:
Base management fee	4,040	4,981	8,642	10,090
Performance-based incentive fee	3,530	—	5,721	2,657
Interest and expenses on debt	10,587	6,498	20,316	13,385
Administrative services expenses	267	250	533	500
Other general and administrative expenses	835	723	1,676	1,446
Expenses before provision for taxes	19,259	12,452	36,888	28,078
Provision for taxes on net investment income	450	200	2,450	400
Total expenses	19,709	12,652	39,338	28,478
Net investment income	16,640	11,687	26,974	24,209
Realized and unrealized gain (loss) on investments and debt:
Net realized gain (loss) on investments and debt:
Non-controlled, non-affiliated investments	(14,613)	1,889	(10,549)	7,090
Non-controlled and controlled, affiliated investments	(133,098)	140,898	(133,098)	109,624
Debt extinguishment	(289)	(1,132)	(289)	(2,801)
Provision for taxes on realized gain on investments	(717)	(5,060)	(717)	(5,060)
Net realized gain (loss) on investments and debt	(148,717)	136,595	(144,653)	108,853
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	3,950	(158,062)	(46,567)	(207,665)
Non-controlled and controlled, affiliated investments	131,459	6,610	90,411	102,982
Provision for taxes on unrealized appreciation (depreciation) on investments	—	5,045	896	—
Debt (appreciation) depreciation	1,540	1,285	5,919	289
Net change in unrealized appreciation (depreciation) on investments and debt	136,949	(145,122)	50,659	(104,394)
Net realized and unrealized gain (loss) from investments and debt	(11,768)	(8,527)	(93,994)	4,459
Net increase (decrease) in net assets resulting from operations	4,872	3,160	$(67,020)	28,668
Net increase (decrease) in net assets resulting from operations per common share	$0.07	$0.05	$(1.03)	$0.43
Net investment income per common share	$0.26	$0.18	$0.41	$0.36

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation, or the Company, is a business development company that invests primarily in U.S. middle-market companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, managing $6.2 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in Miami and has offices in New York, Chicago, Houston, and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports PennantPark Investment Corporation files under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. PennantPark Investment Corporation undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

The information contained herein is based on current tax laws, which may change in the future. The Company cannot be held responsible for any direct or incidental loss resulting from applying any of the information provided in this publication or from any other source mentioned. The information provided in this material does not constitute any specific legal, tax or accounting advice. Please consult with qualified professionals for this type of advice.

Contact:	Richard T. Allorto, Jr.
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com